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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported)      October 13, 1999
                                                         ----------------



                         GREATE BAY CASINO CORPORATION
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          (Exact name of each Registrant as specified in its charter)

           DELAWARE                      1-6339                 75-1295630
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 (State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)               File Number)         Identification No.)

                    c/o Advanced Casino Systems Corporation
      200 Decadon Drive, Suite 100, Egg Harbor Township, New Jersey 08234
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                (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code (609) 441-0704
                                                   --------------

________________________________________________________________________________
        (Former name or former address, if changed since last report.)

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Item 2.   Acquisition or Disposition of Assets

     On October 13, 1999, Greate Bay Casino Corporation ("GBCC") sold its stock in Pratt Casino Corporation ("PCC"), an indirect wholly owned subsidiary, to Hollywood Casino Corporation ("HCC") for nominal consideration. The sale of PCC by GBCC was part of a restructuring of PCC and its subsidiaries under a plan of reorganization confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on October 1, 1999. When sold to HCC, PCC's assets consisted of its limited partnership interest in a management contract for HCC's casino in Aurora, Illinois and a consulting contract for HCC's casino in Tunica, Mississippi valued in the aggregate at approximately $40.3 million. PCC's liabilities consisted of an obligation in the amount of $40.3 million payable in satisfaction of certain notes issued by a PCC subsidiary and guaranteed by PCC which were in default. PCC's obligation was paid on October 14, 1999 with the portion of proceeds from HCC's issue of $360 million of Senior Secured Notes escrowed for such purpose.

     The noteholders also received 100% of the assets of PCC not sold to HCC consisting primarily of claims against the GBCC subsidiaries which own and operate the Sands Hotel and Casino in Atlantic City, New Jersey. Such entities are presently under the supervision of the United States Bankruptcy Court for the District of New Jersey and GBCC does not expect to have ownership or management control of the subsidiaries after reorganization.

     It is anticipated that GBCC will record a charge to non-operating expenses in the approximate amount of $775,000 during the fourth quarter of 1999 representing the transfer of its claims for the benefit of the noteholders. Neither the gain on forgiveness of debt resulting from the settlement of the notes for less than their face amount nor the subsequent sale of PCC to HCC are expected to have a material impact on the consolidated financial statements of GBCC during the fourth quarter of 1999 since GBCC's investment in PCC was revalued to a zero basis and substantially all receivables from PCC and its subsidiaries were fully reserved in May 1999.

     Prior to December 31, 1996, GBCC was an approximately 80% owned subsidiary of HCC. On December 31, 1996, HCC distributed the common stock of GBCC owned by HCC to its shareholders.

Item 5.   Bankruptcy or Receivership

     The plan of reorganization of PCC and its subsidiaries as summarized in
Item 2. above was confirmed by the United States Bankruptcy Court for the District of Delaware in October 1, 1999. The Joint Plan of Reorganization, Plan Supplement and Debtors' First Modification, all of which were confirmed by the Bankruptcy Court, are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this Form 8-K.

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Item 7.   Exhibits

Exhibit
Number         Description
------         -----------

99.1 Debtors' Second Amended Joint Plan of Reorganization Dated August 16, 1999, as Modified

99.2 Debtors' "Plan Supplement" in Conjunction with Debtors' Second Amended Joint Plan of Reorganization Dated August 16, 1999, as Modified

99.3 Debtors' First Modification, Pursuant to 11 U.S.C. (S)1127(a) and F.R.B.P. 3019, to Debtors' Second Amended Joint Plan of Reorganization Dated August 16, 1999, as Modified

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GREATE BAY CASINO CORPORATION
                                        -----------------------------
                                                 Registrant


Date: October 22, 1999                  By:  /s/ John C. Hull
      ----------------                       ------------------------
                                                 John C. Hull
                                             Chief Executive Officer

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                               INDEX TO EXHIBITS


Exhibit
Number         Description
------         -----------

99.1 Debtors' Second Amended Joint Plan of Reorganization Dated August 16, 1999, as Modified

99.2 Debtors' "Plan Supplement" in Conjunction with Debtors' Second Amended Joint Plan of Reorganization Dated August 16, 1999, as Modified

99.3 Debtors' First Modification, Pursuant to 11 U.S.C. (S)1127(a) and F.R.B.P. 3019, to Debtors' Second Amended Joint Plan of Reorganization Dated August 16, 1999, as Modified

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